                                                                    EXHIBIT 99.7

                       THE COMMONWEALTH OF MASSACHUSETTS


                               DIVISION OF BANKS
                         LEVERETT SALTONSTALL BUILDING
               100 CAMBRIDGE STREET, BOSTON, MASSACHUSETTS 02202


              APPLICATION FOR ACQUISITION OF A BANK BY A COMPANY
              --------------------------------------------------

     PURSUANT TO MASSACHUSETTS GENERAL LAWS CHAPTER 172, SECTION
26B, APPLICATION IS HEREBY MADE BY

                     APPLICANT:  CCBT Bancorp, Inc.
                                 -----------------
                       ADDRESS:  307 Main Street
                                 ---------------
                                 Hyannis, Massachusetts 02601
                                 ----------------------------

               MAILING ADDRESS,
                  IF DIFFERENT:  P.O. Box 1180
                                 -------------
                                 South Yarmouth, Massachusetts 02664-0180
                                 ----------------------------------------

                     TELEPHONE:  (508) 394-1300
                                 --------------

FOR WRITTEN APPROVAL OF THE COMMISSIONER OF BANKS TO ACQUIRE THE FOLLOWING BANK.

                     BANK TO BE
                      ACQUIRED:  Cape Cod Bank and Trust Company
                                 -------------------------------
                       ADDRESS:  307 Main Street
                                 ---------------
                                 Hyannis, Massachusetts 02601
                                 ----------------------------
                     TELEPHONE:  (508) 394-1300
                                 --------------

     THREE COPIES OF THIS APPLICATION MUST BE FILED WITH AN APPLICATION FEE IN THE AMOUNT OF $1,500.00 PAYABLE TO THE DIVISION OF BANKS.

                    APPLICATION
                   COORDINATOR:  Josefina R. Childress, Esq.
                                 --------------------------
                         TITLE:  Attorney
                                 --------
                       ADDRESS:  Goodwin, Procter & Hoar  LLP
                                 ----------------------------
                                 Exchange Place
                                 --------------
                                 Boston, MA 02109
                                 ----------------
                     TELEPHONE:  (617) 570-1374
                                 --------------
                          DATE:  December 7, 1998
                                 ----------------

                            INTRODUCTORY STATEMENT
                            ----------------------

     CCBT Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Bancorp"), hereby applies to the Massachusetts Commissioner of Banks ("Commissioner of Banks") pursuant to Massachusetts General Laws, Chapter 172, Section 26B ("Section 26B") for approval of its acquisition of all of the capital stock of Cape Cod Bank and Trust Company, a Massachusetts-chartered trust company ("CCBT") (such acquisition hereinafter referred to as the "Proposed Reorganization"). All factual information stated herein has been provided by CCBT.

     As more fully discussed below, the Proposed Reorganization involves a change in the corporate structure of CCBT by which Bancorp would become the holding company of CCBT and a unitary bank holding company with its stock traded on Nasdaq. CCBT believes a holding company structure provides more flexibility to respond to market demands and thus will enable it to compete more effectively against the much larger competitors that operate in its market.

Description of the Parties
--------------------------

     A.   Bancorp
          -------

     Bancorp was organized as a Massachusetts corporate subsidiary of CCBT on October 8, 1998 for the sole purpose of becoming the holding company of CCBT in accordance with Massachusetts law. Upon completion of the Proposed Reorganization, CCBT will be a wholly owned subsidiary of Bancorp, and Bancorp will thereby become a bank holding company.

     Bancorp currently is a shell subsidiary--it has no assets or liabilities and does not conduct any business activity. When Bancorp becomes the holding company of CCBT, its principal activities will be related to its ownership of CCBT stock. In the future, upon receipt of all necessary regulatory approvals, Bancorp may acquire banks or companies engaged in bank-related activities and may engage in such activities as may be permitted by applicable law, although no such activities or acquisitions are contemplated at this time. In any event, in accordance with Section 26B, Bancorp will engage directly or indirectly only in such activities as are now or may hereafter be proper activities for bank holding companies registered under the Bank Holding Company Act of 1956 (the "BHC Act").

     B.  CCBT
         ----

     CCBT is a Massachusetts-chartered commercial bank with trust powers. The present bank is the result of the merger between Hyannis Trust Company and Cape Cod Trust Company in 1964 and the resulting entity's subsequent merger with Buzzards Bay National Bank in 1974. All of CCBT's facilities are located in Barnstable County, Massachusetts. In addition to the main office located in Hyannis, there are 25 other banking offices located in Brewster, Buzzards Bay, Centerville, Chatham, Dennis, South Dennis, Falmouth, East

Harwich, Harwichport, Hyannis, Mashpee, North Eastham, Orleans, Osterville, Pocasset, Provincetown, Sandwich, South Yarmouth, Wellfleet and a Customer Service Center that is located in South Yarmouth.

     CCBT has 3 wholly-owned subsidiaries: TBM Development Corporation, which holds and manages certain non-performing loans; CCB&T Brokerage Direct, Inc., a broker-dealer for customers' securities transactions; and CCBT Securities Corporation, a securities corporation engaged exclusively in bank-permissible buying and selling of securities.

     CCBT is the largest commercial bank headquartered in Barnstable County.
It offers a range of commercial banking services for individuals, businesses, non-profit organizations, governmental units and fiduciaries. CCBT receives substantially all of its deposits from and makes substantially all of its loans to individuals and businesses on Cape Cod, Massachusetts.

     CCBT's principal sources of revenue are loans and investments, which accounted for 80% of CCBT's gross income during 1997. Of the remaining portion of revenues, 3% was received from service charges. The balance of revenues was derived from Trust Department income and other miscellaneous items. Banking services for individuals include checking accounts, regular savings accounts, NOW accounts, money market deposit accounts, certificates of deposit, club accounts, mortgage loans, consumer loans, safe deposit services, trust services, discount brokerage and investment services. In the latter category, a substantial amount of CCBT's business involves acting as agent to purchase U.S. Government securities for its customers. CCBT also owns and maintains 30 automated teller machines that are connected to the TX, AMEX, CIRRUS, NYCE, EXCHANGE, and PLUS networks. Trust Department services include estate, tax returns, agency, investment management, discount brokerage, custodial services, and IRA accounts. CCBT has no involvement in foreign countries and does not derive any of its income from foreign sources.

     Upon completion of the Proposed Reorganization, CCBT will consider conversion of its Massachusetts trust company charter to a national bank charter.

     At September 30, 1998, CCBT had total assets of $1,201,130,000, total deposits of $740,058,000, and total stockholders' equity of $82,741,000. For the fiscal year ended December 31, 1997 and the nine month period ended September 30, 1998, CCBT had net income of $13,248,536 and $9,108,000, respectively. On September 30, 1998, CCBT's leverage ratio was 6.89% and its Tier 1 risk-based and total risk-based capital ratios were 11.44% and 12.67%, respectively. As a result, CCBT is considered "well-capitalized" under applicable prompt corrective action regulations. A copy of CCBT's most recent quarterly report on Form 10-Q is attached hereto as Appendix H.
                      ----------

Description of the Transaction
------------------------------

     The Proposed Reorganization will be effected pursuant to a Plan of Reorganization and Acquisition dated as of October 8, 1998, by and between Bancorp and CCBT (the "Plan of Reorganization"), a copy of which is attached hereto as part of Appendix A, in accordance with Section 26B./1/
                  ----------

     In accordance with Section 26B, the Plan of Reorganization was approved by the Boards of Directors of Bancorp and CCBT on October 8, 1998 and by the holders of more than two-thirds of the outstanding shares of CCBT's common stock entitled to vote at a special meeting of CCBT's stockholders held on December 4, 1998. A copy of the proxy statement delivered to the stockholders in connection with the Proposed Reorganization (the "Proxy Statement") is attached hereto as
Exhibit 1.
---------

     Under the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of the common stock of CCBT, and each stockholder of CCBT who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp common stock for each share of common stock of CCBT held immediately prior to the consummation of the Proposed Reorganization. On the effective date of the Proposed Reorganization, each share of common stock of CCBT will be automatically converted into and exchanged for one share of Bancorp common stock.

     The number of shares of Bancorp common stock to be issued at the effective time of the Proposed Reorganization will equal the number of shares of common stock of CCBT issued and outstanding immediately prior thereto, less the number of shares of common stock of

______________________

     /1/ The Plan of Reorganization provides that it shall not become effective until all of the following shall have first occurred: (i) the Plan of Reorganization shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding common stock of CCBT at a meeting of such stockholders called for such purpose, (ii) the Plan of Reorganization shall have been approved by the Massachusetts Commissioner of Banks and a copy of the Plan of Reorganization with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B, (iii) any approval, consent or waiver required by the Board of Governors of the Federal Reserve System shall have been received and any waiting period imposed by applicable law shall have expired, (iv) CCBT shall have received a favorable opinion from its counsel, satisfactory in form and substance to CCBT, with respect to the federal income tax consequences of the Plan of Reorganization and the acquisition contemplated thereby, (v) the shares of Bancorp common stock to be issued to the holders of common stock of CCBT pursuant to the Proposed Reorganization shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws, and (vi) CCBT and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by CCBT or Bancorp, prior to the consummation of the acquisition provided for by the Plan of Reorganization and to Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of common stock of CCBT acquired by it thereunder.

CCBT held by dissenting stockholders./2/ The shares of Bancorp common stock that are outstanding prior to the effective time of the Proposed Reorganization, all of which are presently held by CCBT, will be cancelled as part of the Proposed Reorganization.

     After consummation of the Proposed Reorganization, CCBT, as a subsidiary of Bancorp, will continue to serve the communities it presently serves from its existing office locations. In connection with the Proposed Reorganization, CCBT currently intends to transfer up to $5 million to Bancorp in the form of a capital contribution immediately prior to the effective date of the Proposed Reorganization. If such a transfer to Bancorp had been made on September 30, 1998, the leverage, Tier 1 risk-based, and total risk-based capital ratios of CCBT would have been approximately 6.49%, 10.73% and 11.97%, respectively. CCBT would therefore continue to be considered "well-capitalized" under the applicable prompt corrective action regulations.

     The Charter and By-laws of CCBT will not be affected in any material respect by consummation of the Proposed Reorganization, and the Articles of Organization and By-laws of Bancorp are substantially identical to those of CCBT. The Cape Cod Bank and Trust Company 1997 Stock Option Plan will become a plan of Bancorp. All other stock related benefit plans of CCBT will be unchanged by the Proposed Reorganization, except that any plan which refers to the common stock of CCBT, such as the Cape Cod Bank and Trust Company Employee Stock Ownership Plan and Trust, will, following the completion of the Proposed Reorganization, be deemed to refer instead to Bancorp common stock.

     The Directors, officers and other employees of CCBT will be unchanged by the Proposed Reorganization. The Board of Directors of Bancorp will initially consist of six of the fourteen persons currently serving as members of the Board of Directors of CCBT. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of Bancorp will initially be the persons currently serving, respectively, as President and Chief Executive Officer, Chief Financial Officer and Secretary of CCBT.

     In accordance with Section 26B, the expenses in connection with the Proposed Reorganization and the development of the Plan of Reorganization, in the aggregate, will not exceed 2% of the capital stock, surplus account and undivided profits of CCBT.

________________________

     /2/ No stockholders have asserted dissenters' rights following the procedures set forth in Sections 86 to 98 of Chapter 156B of the Massachusetts General Laws.

              APPLICATION FOR ACQUISITION OF A BANK BY A COMPANY
           UNDER MASSACHUSETTS GENERAL LAWS CHAPTER 172, SECTION 26B
           ---------------------------------------------------------

PART A
------

1.   A written plan of acquisition.
     -----------------------------

     A copy of the Plan of Reorganization is included in Appendix A attached
                                                         ----------
hereto.

2.   A statement addressing the issues of whether competition among banking
     ----------------------------------------------------------------------
     institutions will be unreasonably affected and whether public advantage
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     will be promoted.
     ----------------

     Effect on Competition
     ---------------------

     The Proposed Reorganization does not raise any competitive issues. The Proposed Reorganization will not result in the addition of a new banking presence to the markets presently served by CCBT or in the consolidation of existing bank operations. CCBT's relative market share will not be altered by the Proposed Reorganization. Following consummation of the Proposed Reorganization, CCBT will continue to serve the same markets as it did prior to the Proposed Reorganization and each of those markets will continue to be served by a variety of significant financial institutions and will remain highly competitive. Indeed, Barnstable County is adjacent to the Federal Reserve Board defined "Boston Market," which includes the largest city in and financial services focal point of New England.

     Rather than raising competitive concerns, it is expected that the Proposed Reorganization will promote healthy competition in the geographic market areas now served by CCBT. As in the remainder of the United States, the banking industry in the area serviced by CCBT has experienced substantial consolidation, with CCBT now facing significant competition from several competitors much larger in asset size and deposits. The bank holding company structure will provide flexibility for meeting the future financial needs of CCBT and adequately responding to the increasing demands of the financial services market.

     Public Advantage
     ----------------

     The Proposed Reorganization is expected to promote public advantage and result in net new benefits in several respects. First, as a bank holding company, Bancorp will not be subject to the same regulatory restrictions as CCBT, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. Second, although no new consumer and business services are currently contemplated, it is anticipated that the bank holding company structure will facilitate the provision of new, wide ranging financial services to consumers and businesses in CCBT's market areas in response to market demands.

     The anticipated operating efficiencies, financial strength and flexibility gained by the Proposed Reorganization should over time result in the following other "net new benefits:" (1) capital investments; (2) job creation for Massachusetts citizens; and (3) a continued commitment by CCBT to maintain and open branches in its delineated local community, as market conditions warrant.

     As to capital investments, although no significant capital investments are currently contemplated in connection with the Proposed Reorganization, CCBT and Bancorp believe that the expanded business opportunities that will result from the bank holding company structure and any operating efficiencies gained thereby will lead to increased profits and retained earnings. This strengthened financial position will help meet the lending demands of CCBT's communities and enhance CCBT's ability to service the needs of both the citizens and the businesses of its communities.

     As to job creation, Bancorp's ability to invest in certain bank and bank-related activities may result in the expansion of its business, which could translate into more job opportunities for Massachusetts citizens. Furthermore, in addition to the potential for internal capital investments and job creation, CCBT's contemplated enhanced ability to act as a source of financial services for the communities it serves should assist the businesses and citizens in those communities to expand and create jobs in their markets. This community benefit is even further augmented by CCBT's commitment to the low and middle income residents in those areas as demonstrated by its most recent satisfactory Community Reinvestment Act rating.

     Finally, as to branch issues, CCBT has historically demonstrated its commitment to maintain and open branches in its communities. No branch closings are expected to result from the Proposed Reorganization. Instead, it is anticipated that the flexibility and financial strength that will result from the Proposed Reorganization will enable CCBT to continue to open or acquire additional branches within its communities, as market conditions warrant.

     As the foregoing demonstrates, the Proposed Reorganization is anticipated to have a positive effect on competition and is also anticipated to result in public advantage, including net new benefits. More generally, the proposed holding company structure is anticipated to permit Bancorp and CCBT to effectively compete against competitors having a substantially larger percentage of deposits in their markets.

3.   A statement on the financing plans for the company.
     --------------------------------------------------

     As mentioned in the Introductory Statement, in connection with the Proposed Reorganization and in accordance with applicable law, CCBT currently contemplates to transfer up to approximately $5 million to Bancorp. A transfer of $5 million to Bancorp would reduce CCBT's stockholders' equity as of September 30, 1998, to approximately $77.7 million. If such a transfer to Bancorp had been made on September 30, 1998, the leverage, Tier 1 risk-based, and total risk-based capital ratios of CCBT would have been approximately

6.49%, 10.73 % and 11.97%, respectively, resulting in its still being considered "well- capitalized" under applicable prompt corrective action regulations.

     Attached as Exhibit 2 hereto is a table which sets forth (i) the
                 ---------
consolidated capitalization of CCBT as of September 30, 1998; (ii) the pro forma
                                                                       --- -----
consolidated capitalization of CCBT as of September 30, 1998 after giving effect to the Proposed Reorganization (which reflects the proposed transfer of $5 million from CCBT's undivided profits to Bancorp); and (iii) the pro forma
                                                                 --- -----
capitalization of Bancorp on a consolidated basis after giving effect to the Proposed Reorganization. Neither CCBT nor Bancorp plans to incur any debt in connection with the Proposed Reorganization.

4.   A statement on the business objectives of the company.
     -----------------------------------------------------

     The Board of Directors of CCBT believes that a holding company structure will provide flexibility for meeting the future financial needs of CCBT and responding to competitive conditions in the financial services market. For example, although no transactions are presently contemplated, the holding company structure will facilitate the acquisition of other banks as well as other companies engaged in bank-related activities if and when opportunities arise. In this regard, a holding company structure would permit an acquired entity to operate on a more autonomous basis as a wholly owned subsidiary of Bancorp rather than as a division of CCBT. This more autonomous operation may be decisive in acquisition negotiations. In addition, the stock of Bancorp might serve as appropriate consideration in any such acquisition.

     Moreover, as a bank holding company, Bancorp will not be subject to the same regulatory restrictions as CCBT, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. In addition, Bancorp will not be subject to the same regulatory limitations on the amounts which it can invest in its subsidiaries and other businesses and will not be required to obtain regulatory approval before issuing shares of its capital stock, except under certain circumstances. Furthermore, although CCBT is allowed to effect stock repurchases under state law, such repurchases by CCBT would be subject to regulatory approval under federal and Massachusetts banking laws while stock repurchases by Bancorp would not require state or federal approval, except in limited circumstances.

5.   Provide a copy of a prospectus and any other information describing the
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     transaction.
     -----------

     A copy of the Proxy Statement, which includes a description of the Proposed Reorganization, is attached hereto as Exhibit 1.
                                               ---------

6.   Provide a corporate structure chart for the company and the bank which
     ----------------------------------------------------------------------
     includes any subsidiaries. Indicate the relational structure of the
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     corporate entities including all subsidiaries.
     ---------------------------------------------

     A copy of an organizational chart for Bancorp and CCBT, including CCBT's subsidiaries, TBM Development Corporation, CCB&T Brokerage Direct, Inc. and CCBT Securities Corporation, is attached hereto as Exhibit 3.

7.   Provide information on all required regulatory approvals necessary to
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     complete the transaction; include information on the status of each
     -------------------------------------------------------------------
     application and include a copy of any approvals received.
     --------------------------------------------------------

     In connection with the Proposed Reorganization, on October 26, 1998, Bancorp filed a notice with the Federal Reserve Bank of Boston (the "Reserve Bank") pursuant to Section 225.17 of Regulation Y (12 C.F.R. ss. 225.17) to form a bank holding company (the "FRB Notice"). Subsequently, the Reserve Bank informed Bancorp that the FRB Notice would be processed as an application under delegated authority pursuant to Section 225.15 of Regulation Y (12 C.F.R. ss. 225.15) and requested certain additional information (the "FRB Comment Letter"). On November 12, 1998, Bancorp submitted a response to the FRB Comment Letter (the "Response to FRB Comment Letter"). Copies of the FRB Notice and the Response to FRB Comment Letter, excluding any confidential sections, are being submitted in separately bound volumes.

PART B
------

     If applicable, submit a request for approval to acquire more than ten
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     percent of a savings bank or a co-operative bank in stock form pursuant to
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     209 CMR 33.08(6)(c) and include the date of such conversion.
     -----------------------------------------------------------

     This item is not applicable.